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                                                                    EXHIBIT 10.1

                         COUSINS PROPERTIES INCORPORATED

                         2005 RESTRICTED STOCK UNIT PLAN

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                                TABLE OF CONTENTS

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Section 1      BACKGROUND AND PURPOSE............................................................................      1

Section 2      DEFINITIONS.......................................................................................      1

       2.1      Affiliate........................................................................................      1
       2.2      Award............................................................................................      1
       2.3      Award Certificate................................................................................      1
       2.4      Beneficiary......................................................................................      1
       2.5      Board............................................................................................      1
       2.6      Change in Control................................................................................      1
       2.7      Code.............................................................................................      1
       2.8      Committee........................................................................................      1
       2.9      CPI..............................................................................................      2
       2.10     CREC.............................................................................................      2
       2.11     Fair Market Value................................................................................      2
       2.12     Key Employee.....................................................................................      2
       2.13     1934 Act.........................................................................................      2
       2.14     Parent...........................................................................................      2
       2.15     Plan.............................................................................................      2
       2.16     Preferred Stock Subsidiary.......................................................................      2
       2.17     Restricted Stock Unit............................................................................      2
       2.18     Rule 16b-3.......................................................................................      2
       2.19     Stock............................................................................................      2
       2.20     Subsidiary.......................................................................................      2

Section 3      EFFECTIVE DATE....................................................................................      2

Section 4      COMMITTEE.........................................................................................      3

Section 5      ELIGIBILITY AND GRANT CAP.........................................................................      3

Section 6      RESTRICTED STOCK UNITS............................................................................      3

       6.1      Committee Action.................................................................................      3
       6.2      Payment of Restricted Stock Units................................................................      3
       6.3      Cash Dividends...................................................................................      3
       6.4      Section 409A Compliance..........................................................................      3

Section 7      ADJUSTMENT........................................................................................      4

Section 8      CHANGE IN CONTROL.................................................................................      4

Section 9      AMENDMENT OR TERMINATION..........................................................................      4

Section 10     MISCELLANEOUS.....................................................................................      4

       10.1     Shareholder Rights...............................................................................      4
       10.2     No Contract of Employment........................................................................      5
       10.3     Withholding......................................................................................      5
       10.4     Construction.....................................................................................      5
       10.5     Rule 16b-3.......................................................................................      5
       10.6     Nontransferability and Status as Unsecured Creditor..............................................      5
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                                 Exhibit 10.1-i
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                                   Section 1

                             BACKGROUND AND PURPOSE

      The purpose of this Plan is to promote the interest of CPI by authorizing the Committee to grant Restricted Stock Units to Key Employees in order (1) to attract and retain Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of CPI which corresponds to the stake of each of CPI's stockholders, without resulting in a dilution of the ownership interests of the shareholders of CPI.

                                   Section 2

                                   DEFINITIONS

      2.1 Affiliate - means any organization (other than a Subsidiary) that would be treated as under common control with CPI or CREC under Section 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under Section 414(c) of the Code.

      2.2 Award - means a Restricted Stock Unit award.

      2.3 Award Certificate - means the document that sets forth the terms and conditions of an Award.

      2.4 Beneficiary - means the person designated by the Key Employee to receive payment in the event of the Key Employee's death.

      2.5 Board - means the Board of Directors of CPI.

      2.6 Change in Control - means an event that is both a "change in control event" as defined in Section 409A of the Code and one of the following: (1) a "change in control" of CPI of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A for a proxy statement filed under Section 14(a) of the 1934 Act, (2) a "person" (as that term is used in Section 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of CPI, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of CPI approve any dissolution or liquidation of CPI or any sale or disposition of 50% or more of the assets or business of CPI or (5) the shareholders of CPI approve a merger or consolidation to which CPI is a party (other than a merger or consolidation with a wholly-owned subsidiary of CPI) or a share exchange in which CPI shall exchange CPI shares for shares of another corporation as a result of which the persons who were shareholders of CPI immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

      2.7 Code - means the Internal Revenue Code of 1986, as amended.

      2.8 Committee - means the Compensation, Succession, Nominating and Governance Committee of the Board or another committee of the Board designated for this purpose by the Board.

                                 Exhibit 10.1-1
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      2.9 CPI - means Cousins Properties Incorporated, a Georgia corporation, and any successor to such corporation.

      2.10 CREC - means Cousins Real Estate Corporation, a Georgia corporation, and any successor to such corporation.

      2.11 Fair Market Value - means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the New York Stock Exchange Composite Transactions quotation system (or under any successor quotation system) or, if Stock is no longer traded on the New York Stock Exchange, under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee; or, (2) if no such closing price is available on such date, such closing price as so reported in accordance with Section 2.11(1) for the immediately preceding business day; or, (3) if no newspaper or trade journal reports such closing price or if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

      2.12 Key Employee - means an employee of CPI, CREC, a Preferred Stock Subsidiary that has been designated by the Committee as covered by this Plan, any Subsidiary of CPI or CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC who has been designated by the Committee and who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of CPI, CREC, a Preferred Stock Subsidiary, a Subsidiary of CPI or CREC, a Parent of CPI or CREC or an Affiliate of CPI or CREC.

      2.13 1934 Act - means the Securities Exchange Act of 1934, as amended.

      2.14 Parent - means any corporation which is a parent corporation within the meaning of Section 424(e) of the Code.

      2.15 Plan - means this Cousins Properties Incorporated 2005 Restricted Stock Unit Plan as effective as of the date adopted by the Committee and as amended from time to time thereafter.

      2.16 Preferred Stock Subsidiary -means any entity in which CPI, CREC, any Parent of CPI or CREC, or any Affiliate of CPI or CREC owns capital stock or other equity interests representing the right to receive at least 50% of all dividends or distributions, as applicable, paid by such entity, regardless of whether such stock or other equity interest also entitles the holder thereof to 50% or more of the voting power of all outstanding capital stock or other equity interests of such entity.

      2.17 Restricted Stock Unit- means a unit granted under Section 6, the value of which is equal to the Fair Market Value of one share of Stock as of the date payment is due under Section 6.2 and which is payable in cash.

      2.18 Rule 16b-3 - means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

      2.19 Stock - means $1.00 par value common stock of CPI.

      2.20 Subsidiary - means a corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code.

                                    Section 3

                                 EFFECTIVE DATE

      The effective date of this Plan shall be the date of its adoption by the Committee.

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                                   Section 4

                                    COMMITTEE

      This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on CPI, on each affected Key Employee and on each other person directly or indirectly affected by such action.

                                    Section 5

                            ELIGIBILITY AND GRANT CAP

      Key Employees shall be eligible for Awards under the Plan.

                                   Section 6

                             RESTRICTED STOCK UNITS

      6.1 Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock Units to Key Employees under this Plan from time to time. Each Restricted Stock Unit grant shall be evidenced by an Award Certificate, and each Award Certificate shall set forth the number of Restricted Stock Units granted to the Key Employee, the date or dates and any other terms and conditions on which the Restricted Stock Units vest, and such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate.

      6.2 Payment of Restricted Stock Units. Payment of a vested Award or, if an Award provides for partial vesting, the vested portion of such Award shall be made in a single sum in cash as soon as practicable after the Award or portion of the Award vests, but in no event later than 2 1/2 months after the calendar year in which vesting occurs; provided, however, the right of a Key Employee to receive a cash payment under this Section 6.2 shall be forfeited if Key Employee terminates employment as a Key Employee for any reason whatsoever prior to the vesting date. In the event the Key Employee dies prior to payment of the Award, the Award shall become 100% vested on the date of such Key Employee's death and shall be paid to the Key Employee's Beneficiary as soon as practicable after the Key Employee's death, but in no event later than 2 1/2 months after the calendar year in which the Key Employee dies.

      6.3 Cash Dividends. Except as otherwise set forth in an Award Certificate, if a cash dividend (whether ordinary or extraordinary) is declared on a share of Stock with a record date that occurs while an Award is outstanding, CPI shall pay such Key Employee an amount in cash for each Restricted Stock Unit subject to an outstanding Award equal to the cash dividend paid on a share of Stock as soon as practical after such cash dividend is paid to CPI stockholders but in no event later than 2 1/2 months after the calendar year in which such cash dividend is paid; provided, however, the right of a Key Employee to receive a cash payment under this Section 6.3 shall be forfeited if Key Employee terminates employment as a Key Employee for any reason whatsoever (except death, as provided in Section 6.2 above) prior to the record date of the cash dividend. For purposes of this Section 6.3, an Award is outstanding to the extent the Award haS neither been forfeited or become vested and payable under Section 6.2.

      6.4 Section 409A Compliance. CPI intends that (1) any Awards either (a) be exempt from the application of Code Section 409A and the regulations, rulings and other guidance issued thereunder (the "Requirements") as a "short-term deferral" or (b) comply with the Requirements and that (2) the Awards be administered in accordance with such Requirements so that compensation paid in connection with such Awards (including any

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payment made under Section 6.3) shall not be included in income under Code
Section 409A. Any ambiguities in this Plan shall be construed to effect the intent as described in this Section 6.4. If any provision of this PLan is found to be in violation of the Requirements, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render such provision in conformity with the Requirements, or shall be deemed excised from this Plan, and this Plan shall be construed and enforced to the maximum extent permitted by the Requirements as if such provision had been originally incorporated in this Plan as so modified or restricted, or as if such provision had not been originally incorporated in this Plan, as the case may be.

                                    Section 7

                                   ADJUSTMENT.

      In the event of any change in the capitalization of CPI, including, but not limited to, such changes as stock dividends or stock splits, the Committee shall adjust in an equitable manner outstanding Restricted Stock Units to reflect such change. The Committee as part of any corporate transaction, such as a merger, consolidation, acquisition or disposition of property or stock, extraordinary dividend (if an equivalent cash amount is not paid per Section 6.3), separation (including a spin-off), reorganization or partial or complete liquidation, shall have the right to adjust in an equitable manner the outstanding Restricted Stock Units and related vesting conditions. The Committee may grant Awards to effect the assumption of, or the substitution for, restricted stock unit awards previously granted by any other entity to the extent that such transaction calls for such substitution or assumption of such awards.

                                    Section 8

                               CHANGE IN CONTROL.

      In the event of a Change in Control, an Award shall vest immediately and be paid in accordance with Section 6.2.

                                    Section 9

                            AMENDMENT OR TERMINATION.

      This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate. The Committee also may suspend the granting of Awards at any time and may terminate the Plan at any time. However, the Committee shall not have the right unilaterally to modify, amend or cancel any Award granted before such suspension or termination unless
(1) the Key Employee consents in writing to such modification, amendment or cancellation, (2) a modification is necessary or appropriate under Section 6.4 or (3) there is a dissolution or liquidation of CPI or a transaction described in Section 7 or Section 8. Notwithstanding the foregoing, unless otherwise determined by the Committee upon amending the Plan, any outstanding Awards automatically shall incorporate any amendments to the Plan.

                                   Section 10

                                 MISCELLANEOUS.

      10.1 Shareholder Rights. No Key Employee shall have any rights as a shareholder of CPI as a result of the grant of an Award.

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      10.2 No Contract of Employment. The grant of an Award shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Award Certificate.

      10.3 Withholding. Each Award shall be made subject to the condition that the Key Employee consents to whatever action the Committee directs to satisfy the minimum federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable.

      10.4 Construction. All references to sections (Section) are to sections (Section) of this Plan unless otherwise indicated. This Plan shall be construed under thE laws of the State of Georgia. For purposes of definitions set forth in this Plan, the singular shall include the plural and the plural shall include the singular. The headings to sections in the Plan have been included for convenience of reference only.

      10.5 Rule 16b-3. The Committee shall have the right to amend any Award as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such Award.

      10.6 Nontransferability and Status as Unsecured Creditor. No Award or other right or interest of a Key Employee under the Plan may be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Key Employee to, any party, or assigned or transferred by such Key Employee otherwise than by will or the laws of descent and distribution. The obligation of CPI to make any payments under this Plan shall be unfunded and unsecured. All payments to, or on behalf of, a Key Employee shall be made from the general assets of CPI, and any claim by a Key Employee or a Beneficiary against CPI for any payment under this Plan shall be treated the same as a claim of any general and unsecured creditor of CPI.

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      IN WITNESS WHEREOF, CPI has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                  COUSINS PROPERTIES INCORPORATED

                                  By:    ____________________________________

                                  Name:  ____________________________________

                                  Its:   ____________________________________

                                  Date:  ____________________________________

                         COUSINS PROPERTIES INCORPORATED
                         2005 RESTRICTED STOCK UNIT PLAN
                        RESTRICTED STOCK UNIT CERTIFICATE

      This Restricted Stock Unit Certificate evidences the grant by Cousins Properties Incorporated ("CPI") of an award ("Award") of restricted stock units ("Restricted Stock Units") to the employee named below ("Key Employee") pursuant to CPI's 2005 Restricted Stock Unit Plan (the "Plan"). All of the terms, conditions and definitions set forth in the Plan are incorporated in this Certificate, and this Award is subject to all of the terms and conditions set forth in the Plan and in this Certificate.

                              Terms and Conditions

1.    Name of Key Employee: ______________________________.

2.    Grant Date. The Grant Date is _____________________.

3. Number of Units. The Restricted Stock Unit grant is _________ units. The value of each unit is equal to the Fair Market Value of one share of common stock of CPI ("Stock") as of the date payment is due under the Plan.

4. Vesting and Forfeiture. This Award shall vest with respect to 25% of the Restricted Stock Units on each anniversary of the Grant Date until it is 100% vested; provided Key Employee has been continuously employed by CPI through the applicable anniversary date. In addition, Key Employee shall vest with respect to 100% of the Restricted Stock Units (a) if Key Employee's employment with CPI terminates by reason of death or (b) upon a Change in Control. If Key Employee's employment with CPI terminates other than by reason of Key Employee's death prior to complete vesting of the Restricted Stock Units, the Restricted Stock Units not vested as of such termination of employment shall be forfeited and expire immediately and automatically. A transfer between or among CPI, CREC, a Preferred Stock Subsidiary that is covered by this Plan, or any Subsidiary, Parent or Affiliate of CPI or CREC shall not be treated as a termination of employment with CPI.

5. Individual Account. A separate bookkeeping account shall be established and maintained by CPI (the "Account") to record Key Employee's Restricted Stock Units. The Account shall be maintained on CPI's books solely for record keeping purposes, and shall not represent any actual segregation or investment of assets or any interest in any shares of Stock.

6. Cash Dividends. If a cash dividend (whether ordinary or extraordinary) is paid on a share of Stock while an Award is outstanding, CPI shall pay Key Employee an amount in cash for each Restricted Stock Unit subject to an outstanding Award equal to the cash dividend paid on a share of Stock as soon as practical after the date of the payment of the cash dividend, but in no event later than 2 1/2 months after the calendar year in which the cash dividend is paid; provided, however, the right of Key Employee to receive this cash payment shall be forfeited if Key Employee terminates employment as a Key Employee for any reason (except death) before the dividend payment date.

7. Distribution of Payment Represented by Units. Payment of vested Restricted Stock Units shall be made in a single payment in cash as soon as practicable after the Restricted Stock Units vest, but in no event later than 2 1/2 months after the calendar year in which vesting occurs. In the event of the Employee's death, payment of the vested Restricted Stock Units shall be made to the Employee's Beneficiary in a single payment as soon as practicable after the Employee's death, but in no event later than 2 1/2 months after the calendar year in which the Employee dies.

8. Withholding. CPI shall have the right to take whatever action the Committee directs to satisfy applicable federal, state and other withholding requirements.

9. Nontransferability and Status as Unsecured Creditor. Key Employee shall have no right to transfer or otherwise assign Key Employee's interest in any Restricted Stock Units. All payments pursuant to this Award shall be made from the general assets of CPI, and any claim for payment shall be the same as a claim of any general and unsecured creditor of CPI.

10. Employment and Termination. Nothing in this Certificate shall give Key Employee the right to continue in employment with CPI or limit the right of CPI to terminate Key Employee's employment with or without cause at any time.

11. No Shareholder Rights. Key Employee shall have no rights as a shareholder of CPI as a result of this Award.

12. Amendment and Termination. The Plan and this Award may be modified and/or terminated as set forth in the Plan.

13. Miscellaneous. This Certificate shall be governed by the laws of the State of Georgia.

                         Cousins Properties Incorporated

                         By:    ____________________________________

                         Name:  ____________________________________

                         Its:   ____________________________________